UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2016

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K dated August 3, 2016 (the “Initial 8-K”) filed by Zillow Group, Inc. (the “Company”) on August 4, 2016, in which the Company reported that the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the dismissal of Ernst & Young LLP (“EY”), effective upon issuance by EY of their reports in connection with the consolidated financial statements as of and for the year ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016 included in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“2016 Annual Report”). This Amendment is being filed to disclose the date on which EY issued their reports for such fiscal year and, therefore, to confirm the effective date of their dismissal.

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) The Audit Committee conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017. As a result of this process, as reported in the Initial 8-K, the Audit Committee approved the dismissal of EY, effective upon issuance by EY of its reports on the Company’s consolidated financial statements as of and for the year ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016 included in the filing of the 2016 Annual Report. The 2016 Annual Report was filed on February 7, 2017, and therefore, the effective date of EY’s dismissal is February 7, 2017.

The reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2015 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2015 and 2016 and during the subsequent interim period through February 7, 2017, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with EY’s report on the Company’s consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2015 and 2016 and during the subsequent interim period through February 7, 2017, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY with a copy of this Amendment No. 1 prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that EY provide the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of that letter, dated February 7, 2017, furnished by EY in response to that request, is filed as Exhibit 16.1 to this report.

(b) As reported in the Initial 8-K, on August 3, 2016, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017. During the two most recent fiscal years ended December 31, 2015 and 2016 and during the subsequent period through the date of this report, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding:

(i)	The application of accounting principles to a specified transaction, either completed or proposed, or

(ii)	The type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

(iii)	Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP, dated February 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2017	ZILLOW GROUP, INC.

	By:	/s/ SPENCER M. RASCOFF
Name: Spencer M. Rascoff
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP, dated February 7, 2017.